File 333166045
      Rule 44 b3
THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR COMMON SHARES
OF
OLS ENTERPRISE LTD.
INCORPORATED UNDER
THE LAWS OF
SINGAPORE
       The Bank of New York
Mellon, as depositary
hereinafter called the
Depositary, hereby certifies
i that there have been deposited
with the Depositary or its agent,
nominee, custodian, clearing
agency or correspondent, the
securities described above
Shares or evidence of the right
to receive such Shares, ii that at
the date hereof each American
Depositary Share evidenced by
this Receipt represents the
amount of Shares shown above,
and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called,
and except as otherwise herein
expressly provided, is entitled
upon surrender at the Corporate
Trust Office of the Depositary,
New York, New York of this
Receipt duly endorsed for
transfer and upon payment of
the charges as provided on the
reverse of this Receipt and in
compliance with applicable laws
or governmental regulations, at
Owners option 1 to delivery at
the office of the agent, nominee,
custodian, clearing agency or
correspondent of the
Depositary, to a person
specified by Owner, of the
amount of Deposited Securities
represented hereby or evidence
of the right to receive the same
or  to have such Deposited
Securities forwarded at his cost
and risk to him at the Corporate
Trust Office of the Depositary.
The words Deposited
Securities wherever used in this
Receipt shall mean the Shares
deposited under the agreement
created by the Receipts as
hereinafter defined including
such evidence of the right to
receive the same, and any and
all other securities, cash and
other property held by the
Depositary in place thereof or in
addition thereto as provided
herein.  The word Owner
wherever used in this Receipt
shall mean the name in which
this Receipt is registered upon
the books of the Depositary
from time to time.  The
Depositarys Corporate Trust
Office is located at a different
address than its principal
executive office. Its Corporate
Trust Office is located at 101
Barclay Street, New York, New
York 1086, and its principal
executive office is located at
One Wall Street, New York,
New York 1086.
1.	RECEIPTS.
	This American
Depositary Receipt this Receipt
is one of a continuing issue of
American Depositary Receipts
collectively, the Receipts, all
evidencing rights of like tenor
with respect to the Deposited
Securities, and all issued or to
be issued upon the terms and
subject to the conditions herein
provided, which shall govern
the continuing arrangement by
the Depositary with respect to
initial deposits as well as the
rights of holders and Owners of
Receipts subsequent to such
deposits.
	The issuer of the
Receipts is deemed to be the
legal entity resulting from the
agreement herein provided for.
	The issuance of
Receipts against deposits
generally may be suspended, or
the issuance of Receipts against
the deposit of particular Shares
may be withheld, if such action
is deemed necessary or
advisable by the Depositary at
any time and from time to time
because of any requirements of
any government or
governmental body or
commission or for any other
reason.  The Depositary
assumes no liability with respect
to the validity or worth of the
Deposited Securities.
2.	TRANSFER OF
RECEIPTS.
	Until the surrender of
this Receipt in accordance with
the terms hereof, the Depositary
will maintain an office in the
Borough of Manhattan, The
City of New York, for the
registration of Receipts and
transfers of Receipts where the
Owners of the Receipts may,
during regular business hours,
inspect the transfer books
maintained by the Depositary
that list the Owners of the
Receipts.  The transfer of this
Receipt is registrable on the
books of the Depositary at its
Corporate Trust Office by the
holder hereof in person or by
duly authorized attorney, upon
surrender of this Receipt
properly endorsed for transfer or
accompanied by proper
instruments of transfer and
funds sufficient to pay any
applicable transfer taxes, and
the fees and expenses of the
Depositary and upon
compliance with such
regulations, if any, as the
Depositary may establish for
such purpose.  This Receipt may
be split into other such Receipts,
or may be combined with other
such Receipts into one Receipt,
representing the same aggregate
number of American Depositary
Shares as the Receipt or
Receipts surrendered.  Upon
such split or combination not
involving a transfer, a charge
will be made as provided herein.
The Depositary may close the
transfer books at any time or
from time to time when deemed
expedient by it in connection
with the performance of its
duties hereunder.
3.	PROOF OF
CITIZENSHIP OR
RESIDENCE.
	The Depositary may
require any holder or Owner of
Receipts, or any person
presenting securities for deposit
against the issuance of Receipts,
from time to time, to file such
proof of citizenship or residence
and to furnish such other
information, by affidavit or
otherwise, and to execute such
certificates and other
instruments as may be necessary
or proper to comply with any
laws or regulations relating to
the issuance or transfer of
Receipts, the receipt or
distribution of dividends or
other property, or the taxation
thereof or of receipts or
deposited securities, and the
Depositary may withhold the
issuance or registration of
transfer of any Receipt or
payment of such dividends or
delivery of such property from
any holder, Owner or other
person, as the case may be, who
shall fail to file such proofs,
certificates or other instruments.
4.	TRANSFERABILITY
RECORDOWNERSHIP.
	It is a condition of this
Receipt and every successive
holder and Owner of this
Receipt by accepting or holding
the same consents and agrees,
that title to this Receipt, when
properly endorsed or
accompanied by proper
instruments of transfer, is
transferable by delivery with the
same effect as in the case of a
negotiable instrument provided,
however, that prior to the due
presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below,
the Depositary, notwithstanding
any notice to the contrary, may
treat the person in whose name
this Receipt is registered on the
books of the Depositary as the
absolute owner hereof for the
purpose of determining the
person entitled to distribution of
dividends and for any other
purpose.
5.	TAX LIABILITY.
	The Depositary shall
not be liable for any taxes or
governmental or other
assessments or charges that may
become payable in respect of
the Deposited Securities, but a
ratable part of any and all of the
same, whether such tax,
assessment or charge becomes
payable by reason of any
present or future law, statute,
charter provision, bylaw,
regulation or otherwise, shall be
payable by the Owner hereof to
the Depositary at any time on
request.  Upon the failure of the
holder or Owner of this Receipt
to pay any such amount, the
Depositary may sell for account
of such Owner an amount of the
Deposited Securities equal to all
or any part of the amount
represented by this Receipt, and
may apply the proceeds in
payment of such obligations, the
Owner hereof remaining liable
for any deficiency.
6.	REPRESENTATION
S AND WARRANTIES.
	Every person presenting
Shares for deposit shall be
deemed thereby to represent and
warrant that such Shares and
each certificate, if any, therefor
are validly issued, fully paid and
nonassessable, that such Shares
were not issued in violation of
any preemptive or similar rights
of the holders of any securities
and that the person making such
deposit is duly authorized so to
do.  Every such person shall
also be deemed to represent that
the deposit of such securities
and the sale of American
Depositary Shares representing
such Shares by that person in
the United States are not
restricted under the Securities
Act of 1933, as amended the
Securities Act of 1933.  Such
representations and warranties
shall survive the deposit of such
securities and issuance of
Receipts.
	This Receipt is issued
subject, and all rights of the
holder or Owner hereof are
expressly subject, to the terms
and conditions set forth on both
sides of this Receipt, all of
which form a part of the
agreement evidenced in this
Receipt and to all of which the
holder or Owner hereof by
accepting this Receipt consents.
7.	REPORTS OF
ISSUER OF DEPOSITED
SECURITIES VOTING
RIGHTS.
	As of
the date of the establishment of
the program for issuance of
Receipts by the Depositary, the
Depositary believed, based on
limited investigation, that the
issuer of the Deposited
Securities either i furnished the
Securities and Exchange
Commission the Commission
with certain public reports and
documents required by foreign
law or otherwise or ii published
information in English on its
Internet website at
httpwww.transcu.com.sg or
another electronic information
delivery system generally
available to the public in its
primary trading market, in either
case in compliance with Rule
1g3b under the Securities and
Exchange Act of 1934 as in
effect and applicable to that
issuer at that time.  However,
the Depositary does not assume
any duty to determine if the
issuer of the Deposited
Securities is complying with the
current requirements of Rule
1g3b or to take any action if that
issuer is not complying with
those requirements.
	The Depositary shall be
under no obligation to give
notice to the holder or Owner of
this Receipt of any meeting of
shareholders or of any report of
or communication from the
issuer of the Deposited
Securities, or of any other
matter concerning the affairs of
such issuer, except as herein
expressly provided.  The
Depositary undertakes to make
available for inspection by
holders and Owners of the
Receipts at its Corporate Trust
Office, any reports and
communication received from
the issuer of the Deposited
Securities that are both i
received by the Depositary as
the holder of the Deposited
Securities and ii made generally
available to the holders of the
Deposited Securities by the
issuer thereof.  Such reports and
communications will be
available in the language in
which they were received by the
Depositary from the issuer of
the Deposited Securities, except
to the extent, if any, that the
Depositary in its sole discretion
elects to both i translate into
English any of such reports or
communications that were not
in English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and
Owners of the Receipts.  The
Depositary has no obligation of
any kind to translate any of such
reports or communications or to
make such translation, if any,
available for such inspection.
	The Depositary may, in
its discretion, exercise, in any
manner, or not exercise, any and
all voting rights that may exist
in respect of the Deposited
Securities.  The Depositary
may, but assumes no obligation
to, notify Owners of an
upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to
the exercise of any voting rights
with respect to the Deposited
Securities. Upon the written
request of the Owner of this
Receipt and payment to it of any
expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any
voting rights with respect to the
amount of the Deposited
Securities represented by the
American Depositary Shares
evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIONS.
	Until the surrender of
this Receipt, the Depositary a
shall distribute or otherwise
make available to the Owner
hereof, at a time and in such
manner as it shall determine,
any distributions of cash, Shares
or other securities or property
other than subscription or other
rights and b may distribute or
otherwise make available to the
Owner hereof, at a time and in
such manner as it shall
determine, any distributions of
subscription or other rights, in
each case received with respect
to the amount of Deposited
Securities represented hereby,
after deduction, or upon
payment of the fees and
expenses of the Depositary
described in Article 13 below,
and the withholding of any taxes
in respect thereof provided,
however, that the Depositary
shall not make any distribution
for which it has not received
satisfactory assurances, which
may be an opinion of United
States counsel, that the
distribution is registered under,
or is exempt from or not subject
to the registration requirements
of, the Securities Act of 1933 or
any other applicable law.  If the
Depositary is not obligated,
under the preceding sentence, to
distribute or make available a
distribution under the preceding
sentence, the Depositary may
sell such Shares, other
securities, subscription or other
rights, securities or other
property, and the Depositary
shall distribute the net proceeds
of a sale of that kind to the
Owners entitled to them, after
deduction or upon payment of
the fees and expenses of the
Depositary described in Article
13 below and the withholding of
any taxes in respect thereof.  In
lieu of distributing fractional
American Depositary Shares for
distributed Shares or other
fractional securities, the
Depositary may, in its
discretion, sell the amount of
securities or property equal to
the aggregate of those fractions.
In the case of subscription or
other rights, the Depositary
may, in its discretion, issue
warrants for such subscription
or other rights andor seek
instructions from the Owner of
this Receipt as to the disposition
to be made of such subscription
or other rights.  If the
Depositary does not distribute
or make available to Owners or
sell distributed subscription or
other rights, the Depositary shall
allow those rights to lapse.
Sales of subscription or other
rights, securities or other
property by the Depositary shall
be made at such time and in
such manner as the Depositary
may deem advisable.
	If the Depositary shall
find in its opinion that any cash
distribution is not convertible in
its entirety or with respect to the
Owners of a portion of the
Receipts, on a reasonable basis
into U.S. Dollars available to it
in the City of New York, or if
any required approval or license
of any government or agency
for such conversion is denied or
is not obtainable within a
reasonable period, the
Depositary may in its discretion
make such conversion and
distribution in U.S. Dollars to
the extent possible, at such time
and rates of conversion as the
Depositary shall deem
appropriate, to the Owners
entitled thereto and shall with
respect to any such currency not
converted or convertible either
i distribute such foreign
currency to the holders entitled
thereto or ii hold such currency
for the respective accounts of
such Owners uninvested and
without liability for interest
thereon, in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
9.	RECORD DATES
ESTABLISHED BY
DEPOSITARY.
	Whenever any cash
dividend or other cash
distribution shall become
payable or any distribution other
than cash shall be made, or
whenever rights shall be
offered, with respect to
Deposited Securities, or
whenever the Depositary shall
receive notice of any meeting of
Owners of Deposited Securities,
or whenever it is necessary or
desirable to determine the
Owners of Receipts, the
Depositary will fix a record date
for the determination of the
Owners generally or the Owners
of Receipts who shall be entitled
to receive such dividend,
distribution or rights, or the net
proceeds of the sale thereof, to
give instructions for the exercise
of voting rights at any such
meeting or responsible for any
other purpose for which the
record date was set.
10.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
	Upon i any change in
nominal value or any
subdivision, combination or any
other reclassification of the
Deposited Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or
consolidation affecting the
issuer of the Deposited
Securities or to which it is a
party, or iii the redemption by
the issuer of the Deposited
Securities at any time of any or
all of such Deposited Securities
provided the same are subject to
redemption, then and in any
such case the Depositary shall
have the right to exchange or
surrender such Deposited
Securities and accept and hold
hereunder in lieu thereof  other
shares, securities, cash or
property to be issued or
delivered in lieu of or in
exchange for, or distributed or
paid with respect to, such
Deposited Securities.  Upon any
such exchange or surrender, the
Depositary shall have the right,
in its discretion, to call for
surrender of this Receipt in
exchange upon payment of fees
and expenses of the Depositary
for one or more new Receipts of
the same form and tenor as this
Receipt, but describing the
substituted Deposited Securities.
In any such case the Depositary
shall have the right to fix a date
after which this Receipt shall
only entitle the Owner to
receive such new Receipt or
Receipts.  The Depositary shall
mail notice of any redemption
of Deposited Securities to the
Owners of Receipts, provided
that in the case of any
redemption of less than all of
the Deposited Securities, the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be
redeemed and shall mail notice
of redemption only to the
Owners of Receipts evidencing
those American Depositary
Shares.  The sole right of the
Owners of Receipts evidencing
American Depositary Shares
designated for redemption after
the mailing of such notice of
redemption shall be to receive
the cash, rights and other
property applicable to the same,
upon surrender to the
Depositary and upon payment
of its fees and expenses of the
Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF
DEPOSITARY.
       The Depositary shall
not incur any liability to any
holder or Owner of this Receipt
i if by reason of any provisions
of any present or future law of
the United States of America,
any state thereof, or of any other
country, or of any governmental
or regulatory authority, or by
reason of any provision, present
or future, of the charter or
articles of association or similar
governing document of the
issuer or of the Deposited
Securities, the Depositary shall
be prevented, delayed or
forbidden from or subjected to
any civil or criminal penalty or
extraordinary expenses on
account of doing or performing
any act or thing which by the
terms hereof it is provided shall
be done or performed, ii by
reason of any nonperformance
or delay, caused as specified in
clause i above, in the
performance of any act or thing
which by the terms of this
Receipt it is provided shall or
may be done or performed, iii
by reason of any exercise of, or
failure to exercise, any
discretion provided for herein,
iv for the inability of any Owner
or holder to benefit from any
distribution, offering, right or
other benefit which is made
available to holders of
Deposited Securities but is not
made available to Owners or
holders, v for any special,
consequential or punitive
damages for any breach of the
terms of this Receipt or vi
arising out of any act of God,
terrorism or war or any other
circumstances beyond its
control.
       The Depositary shall
not be responsible for any
failure to carry out any requests
to vote any Deposited Securities
or for the manner or effect of
any vote that is cast either with
or without the request of any
Owner, or for not exercising any
right to vote any Deposited
Securities.
       The Depositary does not
assume any obligation and shall
not be subject to any liability to
holders or Owners hereunder
other than agreeing to act
without negligence or bad faith
in the performance of such
duties as are specifically set
forth herein.
       The Depositary shall be
under no obligation to appear in,
prosecute or defend, any action,
suit or other proceeding in
respect of any of the Deposited
Securities or in respect of the
Receipts on behalf of Owners or
holders or any other persons.
The Depositary shall not be
liable for any action or
nonaction by it in reliance upon
the advice of or information
from legal counsel, accountants
or any other persons believed by
it in good faith to be competent
to give such advice or
information.
       The Depositary, subject
to Article 14 hereof, may itself
become the owner of and deal in
securities of any class of the
issuer of the Deposited
Securities and in Receipts of
this issue.
12.	TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
	The Depositary may at
any time terminate the
agreement evidenced by this
Receipt and all other Receipts
by mailing notice of such
termination to the Owners of all
Receipts then outstanding at
their addresses appearing upon
the books of the Depositary, at
least thirty days prior to the date
fixed in such notice for
termination.  On and after such
date of termination the Owner
hereof, upon surrender of this
Receipt at the Corporate Trust
Office of the Depositary, will be
entitled to delivery of the
amount of the Deposited
Securities represented hereby
upon the same terms and
conditions, and upon payment
of a fee at the rates provided
herein with respect to the
surrender of this Receipt for
Deposited Securities and on
payment of applicable taxes and
charges.  The Depositary may
convert any dividends received
by it in cash after the
termination date into U.S.
Dollars as herein provided, and
after deducting therefrom the
fees of the Depositary and
referred to herein and any taxes
and governmental charges and
shall thereafter hold the balance
of said dividends for the pro rata
benefit of the Owners of the
respective Receipts.  As to any
Receipts not so surrendered
within thirty days after such
date of termination the
Depositary shall thereafter have
no obligation with respect to the
collection or disbursement of
any subsequent dividends or any
subscriptions or other rights
accruing on the Deposited
Securities.  After the expiration
of three months from such date
of termination the Depositary
may sell any remaining
Deposited Securities in such
manner as it may determine, and
may thereafter hold uninvested
the net proceeds of any such
sale or sales together with any
dividends received prior to such
sale or the U.S. Dollars received
on conversion thereof,
unsegregated and without
liability for any interest thereon,
for the pro rata benefit of the
Owners of the Receipts that
have not theretofore been
surrendered for cancellation,
such Owners thereupon
becoming general creditors of
the Depositary with respect to
such net proceeds.  After
making such sale, or if no such
sale can be made after the
expiration of one year from such
date of termination, the
Depositary shall be discharged
from all obligations whatsoever
to the holders and Owners of the
Receipts except to make
distribution of the net proceeds
of sale and of such dividends
after deducting all fees, charges
and expenses of the Depositary
or of the Deposited Securities,
in case no sale can be made,
upon surrender of the Receipts.
13.	CERTAIN FEES AND
CHARGES OF THE
DEPOSITARY.
	The
Depositary may charge any
party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party
to whom Receipts are issued
including issuance pursuant to a
stock dividend or stock split or
an exchange of stock or
distribution pursuant to Articles
8 or 10 or Owners, as
applicable, i fees for the
delivery or surrender of
Receipts and deposit or
withdrawal of Shares, ii fees for
distributing cash, Shares or
other property received in
respect of Deposited Securities,
iii taxes and other governmental
charges, iv registration or
custodial fees or charges
relating to the Shares, v cable,
telex and facsimile transmission
expenses, vi foreign currency
conversion expenses and fees,
vii depositary servicing fees and
viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program.  The
Depositarys fees and charges
may differ from those of other
depositaries.  The Depositary
reserves the right to modify,
reduce or increase its fees upon
thirty 30 days notice to the
Owner hereof.  The Depositary
will provide, without charge, a
copy of its latest schedule of
fees and charges to any party
requesting it.
	The Depositary may
charge fees for receiving
deposits and issuing Receipts,
for delivering Deposited
Securities against surrendered
Receipts, for transfer of
Receipts, for splits or
combinations of Receipts, for
distribution of each cash or
other distribution on Deposited
Securities, for sales or exercise
of rights, or for other services
performed hereunder.  The
Depositary reserves the right to
modify, reduce or increase its
fees upon thirty 30 days notice
to the Owner hereof.  The
Depositary will provide, without
charge, a copy of its latest fee
schedule to any party requesting
it.
14.	PRERELEASE OF
RECEIPTS.
	Notwithstanding any
other provision of this Receipt,
the Depositary may execute and
deliver Receipts prior to the
receipt of Shares PreRelease.
The Depositary may deliver
Shares upon the receipt and
cancellation of Receipts which
have been PreReleased, whether
or not such cancellation is prior
to the termination of such
PreRelease or the Depositary
knows that such Receipt has
been PreReleased.  The
Depositary may receive
Receipts in lieu of Shares in
satisfaction of a PreRelease.
Each PreRelease will be
a preceded or accompanied by a
written representation from the
person to whom Receipts or
Shares are to be delivered that
such person, or its customer,
owns the Shares or Receipts to
be remitted, as the case may be,
b at all times fully collateralized
with cash or such other
collateral as the Depositary
deems appropriate, c terminable
by the Depositary on not more
than five 5 business days notice,
and d subject to such further
indemnities and credit
regulations as the Depositary
deems appropriate.  The number
of American Depositary Shares
which are outstanding at any
time as a result of PreReleases
will not normally exceed thirty
percent 30% of the Shares
deposited with the Depositary
provided, however, that the
Depositary reserves the right to
change or disregard such limit
from time to time as it deems
appropriate.
	The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
15.	COMPLIANCE
WITH U.S. SECURITIES
LAWS.
	Notwithstanding any
terms of this Receipt to the
contrary, the Depositary will not
exercise any rights it has under
this Receipt to prevent the
withdrawal or delivery of
Deposited Securities in a
manner which would violate the
United States securities laws
including, but not limited to,
Section 1A1 of the General
Instructions to the Form F6
Registration Statement, as
amended from time to time,
under the Securities Act of
1933.
16.	GOVERNING LAW
VENUE OF ACTIONS JURY
TRIAL WAIVER.
	This Receipt shall be
interpreted and all rights
hereunder and provisions hereof
shall be governed by the laws of
the State of New York.
	All actions and
proceedings brought by any
Owner or holder of this Receipt
against the Depositary arising
out of or relating to the Shares
or other Deposited Securities,
the American Depositary Shares
or the Receipts, or any
transaction contemplated herein,
shall be litigated only in courts
located within the State of New
York.
	EACH OWNER AND
HOLDER HEREBY
IRREVOCABLY WAIVES, TO
THE FULLEST EXTENT
PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY
SUIT, ACTION OR
PROCEEDING AGAINST
THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR
RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES, THE
AMERICAN DEPOSITARY
SHARES OR THE RECEIPTS,
OR ANY TRANSACTION
CONTEMPLATED HEREIN,
OR THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY
QUESTION REGARDING
EXISTENCE, VALIDITY OR
TERMINATION WHETHER
BASED ON CONTRACT,
TORT OR ANY OTHER
THEORY.
17.	AMENDMENT OF
RECEIPTS.
       The form of the
Receipts and the agreement
created thereby may at any time
and from time to time be
amended by the Depositary in
any respect which it may deem
necessary or desirable. Any
amendment which shall
prejudice any substantial
existing right of Owners shall
not become effective as to
outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners
of outstanding Receipts
provided, however, that such
thirty 30 days notice shall in no
event be required with respect to
any amendment which shall
impose or increase any taxes or
other governmental charges,
registration fees, cable, telex or
facsimile transmission costs,
delivery costs or other such
expenses. Every Owner and
holder of a Receipt at the time
any amendment so becomes
effective shall be deemed, by
continuing to hold such Receipt,
to consent and agree to such
amendment and to be bound by
the agreement created by
Receipt as amended thereby. In
no event shall any amendment
impair the right of the Owner of
any Receipt to surrender such
Receipt and receive therefor the
amount of Deposited Securities
represented by the American
Depositary Shares evidenced
thereby, except in order to
comply with mandatory
provisions of applicable law.